EXHIBIT 5.1
[HRO LETTERHEAD]

July 2, 2008

ICO Global Communications (Holdings) Limited
Plaza America Tower I
11700 Plaza America Drive
Suite 1010
Reston, Virginia 20190

Re: ICO Global Communications (Holdings) Limited

Ladies and Gentlemen:

We have acted as counsel to ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about July 2, 2008. The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, covers the offering and issuance from time to time by (i) the selling stockholders of up to an aggregate of 7,574,416 shares of Class A common stock already issued and outstanding (the “Specified Shares”); (ii) the Company or the selling stockholders of up to $400,000,000 aggregate offering price of the following:

•	shares of Class A common stock, $0.01 par value per share, of the Company (the “Common Stock”);

•	shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”);

•
senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.6 to the Registration Statement (the “Senior Indenture”);

•
subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company, in the form filed as Exhibit 4.7 to the Registration Statement (the “Subordinated Indenture”);

•
warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under a warrant agreement, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the form filed as Exhibit 4.10, 4.11 or 4.12 to the Registration Statement, as applicable (each, a “Warrant Agreement”); and

•
units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the form filed as Exhibit 4.13 to the Registration Statement (each, a “Unit Agreement”); and

(iii) the selling stockholders of shares of Common Stock (together, with the Specified Shares, the “Secondary Shares”) that when added to the securities sold under clause (ii) does not exceed $400,000,000.

The Secondary Shares, the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion, we have examined the following documents:

(a) the Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

(b) the Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;

(c) The form of Senior Indenture (and form of Senior Notes to be issued thereunder) filed as an exhibit to the Registration Statement;

(d) The form of Subordinated Indenture (and form of Subordinated Notes to be issued thereunder) filed as an exhibit to the Registration Statement;

(e) The forms of Warrant Agreement filed as an exhibit to the Registration Statement;

(f) The form of Unit Agreement filed as an exhibit to the Registration Statement; and

(g) Resolutions adopted by the Board of Directors or a duly authorized committee thereof (the “Board”) of the Company relating to the issuance of the Secondary Shares and the Registration Statement, certified as of a recent date by an officer of the Company.

In addition, we have examined and relied upon the originals or copies of such other documents, corporate records and other writings that we consider relevant for purposes of this opinion. As to certain factual matters, we have relied upon certificates of the officers of the Company or on certificates or other documents from public officials in certain jurisdictions and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of officers of the Company and of certificates and other documents from public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

With respect to our opinion as to the Common Stock (other than the Secondary Shares), we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or (i) with respect to shares of Common Stock issuable upon the conversion of Preferred Stock or Debt Securities, the consideration for the issuance and sale of such Preferred Stock or Debt Securities convertible into Common Stock, and (ii) with respect to shares of Common Stock issuable upon the exercise of Warrants for Common Stock, the consideration for the issuance and sale of such shares of Common Stock together with the consideration, if any, paid for the issuance and sale of such Warrants) is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or (i) with respect to shares of Preferred Stock issuable upon the conversion of Debt Securities, the consideration for the issuance and sale of such Debt Securities convertible into Preferred Stock, and (ii) with respect to shares of Preferred Stock issuable upon the exercise of Warrants for Preferred Stock, the consideration for the issuance and sale of such Preferred Stock together with the consideration, if any, paid for the issuance and sale of such Warrants) is in an amount that is not less than the par value of the Preferred Stock.

With respect to our opinions as to the Warrants and the Units, we have assumed that any sale of the Warrants and Units will be made pursuant to a Warrant Agreement or Unit Agreement, as applicable, substantially in the form filed as an exhibit to the Registration Statement. With respect to our opinions as to the Debt Securities, we have assumed that the Debt Securities will be issued pursuant to a Senior Indenture or Subordinated Indenture, as applicable, substantially in the form filed as an exhibit to the Registration Statement.

We have assumed that (i) with respect to Common Stock being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; (ii) with respect to any Common Stock or Preferred Stock being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) with respect to any Debt Securities being issued upon exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We have assumed that (i) upon issuance, sale and delivery of the Debt Securities, the amount of Debt Securities outstanding will not exceed the amount authorized by the Board, (ii) upon issuance, sale and delivery of the Warrants, (a) the number of outstanding Warrants will not exceed the number of Warrants authorized by the Board, (b) the outstanding Warrants will not be exercisable for a number of shares of Common Stock or Preferred Stock, or for an amount of Debt Securities, in excess of the number of shares of Common or Preferred Stock, as applicable, or an amount of Debt Securities, as applicable, in excess of the number or amount authorized by the Board, and (c) the outstanding Warrants will not be exercisable for a number of shares of Common Stock or Preferred Stock such that, if all such Warrants were exercised, the number of outstanding shares of Common Stock or Preferred Stock would exceed the number of shares of Common Stock that are then authorized and available for issuance by the Company or the number of shares of Preferred Stock that are then authorized, designated and available for issuance by the Company, as applicable, and (iii) upon issuance of the Units, the number of outstanding Units will not exceed the number of Units authorized by the Board, the number of shares of Common Stock, if any, underlying the Units will not exceed the number of shares of Common Stock as are then authorized and available for issuance by the Company, the number of shares of Preferred Stock, if any, underlying the Units will not exceed the number of shares of Preferred Stock as are then authorized, designated and available for issuance by the Company, the amount of Debt Securities, if any, underlying the Units will not exceed the amount of Debt Securities then authorized by the Board, and the Warrants, if any, underlying the Units will satisfy the assumptions set forth in the preceding clause (ii).

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and, with respect to the Senior Indenture, the Subordinated Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1. The Secondary Shares issued to the selling stockholders have been validly issued and are fully paid and non-assessable.

2. With respect to the Common Stock (other than the Secondary Shares) offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Common Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation and Bylaws (as such terms are defined below) and the DGCL (as defined below) final resolutions authorizing the terms of and the issuance and sale of the Common Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Common Stock and the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Common Stock has been issued as provided in the resolutions of the Board of the Company described in clause (ii) above, and (v) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Preferred Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the DGCL final resolutions authorizing the terms of and the issuance and sale of the Preferred Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Preferred Stock and the issuance and sale of the Preferred Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Preferred Stock has been issued as provided in the resolutions of the Board of the Company described in clause (ii) above; and (v) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that at the time of issuance, sale and delivery of each series of the Debt Securities (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the DGCL final resolutions authorizing the execution, delivery and performance of the Senior Indenture or the Subordinated Indenture, as applicable, and the terms of and the issuance and sale of the Debt Securities and such resolutions have not been modified or rescinded, and the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the Trustee by all necessary corporate action in accordance with its charter, bylaws and other governing documents and applicable law and such corporate action has not been modified or rescinded; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has not been modified and such Senior Indenture or Subordinated Indenture, as applicable, constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Senior Indenture or the Subordinated Indenture, as applicable, relating to such Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and as provided in the resolutions of the Board of the Company described in clause (ii) above and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting or similar agreement, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers), and subject to general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

5. With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Warrants (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the DGCL final resolutions authorizing the execution, delivery and performance of the Warrant Agreement, and the terms of and the issuance and sale of the Warrants, and such resolutions have not been modified or rescinded, and the Warrant Agreement has been duly authorized by the Warrant Agent by all necessary corporate action in accordance with its charter, bylaws and other governing documents and applicable law and such corporate action has not been modified or rescinded; (iii) the Warrant Agreement in substantially the form filed as an exhibit to the Registration Statement has been duly executed and delivered by the Company and the Warrant Agent and has not been modified, and such Warrant Agreement constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and as provided in the resolutions of the Board of the Company described in clause (ii) above and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting or similar agreement, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers), and subject to general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

6. With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Units (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted final resolutions authorizing the execution, delivery and performance of the Unit Agreement, and the terms of and the issuance and sale of the Units, and such resolutions have not been modified or rescinded, and the Unit Agreement has been duly authorized by the Unit Agent by all necessary corporate action in accordance with its charter, bylaws or other governing documents and applicable law and such corporate action has not been modified or rescinded; (iii) the Unit Agreement in substantially the form filed as an exhibit to the Registration Statement has been duly executed and delivered by the Company and the Unit Agent and has not been modified, and such Unit Agreement constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as to comply with applicable law, so as not to result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and as provided in the resolutions of the Board of the Company described in clause (ii) above and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting or similar agreement, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers), and subject to general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

The opinions expressed herein are limited to the federal laws of the United States of America, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and, as to the Debt Securities, Warrants and Units constituting valid and legally binding obligations of the Company, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transaction.

Sincerely,

/s/ HOLME ROBERTS & OWEN LLP